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                                                                      Exhibit 23

                          INDEPENDENT AUDITORS' CONSENT


We consent to the incorporation by reference in this Amendment No. 1 to Registration Statement No. 333-57972 of Cray Inc., formerly known as Tera Computer company, on Form S-3/A of our report dated February 9, 2001 (March 28, 2001 as to Note 15) appearing in the Annual Report on Form 10-K of Cray Inc. for the year ended December 31, 2000, and to the reference to us under the heading "Experts" in the Prospectus, which is a part of such Registration Statement.

/s/ DELOITTE & TOUCHE

Deloitte & Touche
Seattle, Washington
April 18, 2001